Exhibit (h)(17)

                                 ALLEGIANT FUNDS
                            ALLEGIANT ADVANTAGE FUND
                       MARKETING SUPPORT SERVICE AGREEMENT

This AGREEMENT is made as of January 1, 2009 by and among PNC GLOBAL INVESTMENT SERVICING (U.S.) Inc ("PNC GIS"), PFPC DISTRIBUTORS, INC. ("DISTRIBUTOR" and together with PNC GIS, collectively referred to herein as "PNC"), ALLEGIANT ASSET MANAGEMENT COMPANY ("ADVISOR"), ALLEGIANT FUNDS and ALLEGIANT ADVANTAGE FUND (each a "Fund" and together, the "Funds").

                                   WITNESSETH:

     WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, each Fund and the Advisor wishes to retain PNC to provide certain marketing support services to its investment portfolios and PNC wishes to furnish such services; and

     WHEREAS, the Funds and the Advisor wish for Distributor to grant the Advisor a license to utilize Distributor's Principal Review web portal and software system ("Principal Review System") to assist in the creation, review and submission of advertising and sales literature relating to the Funds and Distributor wishes to provide such access.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.   MARKETING SUPPORT SERVICES

     PNC GIS will perform the following services on behalf of the Funds:

     A.   Manage the development and production of creative pieces, as assigned.

     B. Support sales efforts by providing services including, but not limited to, the following:

          (i) Assist in the development/updating of collateral (excluding trinkets) including product and educational brochures, product sheets, sales ideas, non-fund specific presentations as directed; and

          (ii) Provide source data for sales materials updates and performance comparisons; supplying select statistics for sales materials and Ibbotson data.

2. PRINCIPAL REVIEW LICENSE. Distributor hereby grants to the Advisor a limited, nonexclusive, nontransferable right to access and utilize Principal Review System and such license shall immediately be terminated with the termination of this Agreement. No right is granted for use of the Principal Review System by any third party affiliated with the Advisor unless such third party is approved in advance by Distributor. Distributor and its suppliers reserve all rights in the Principal Review System and related documentation not expressly granted to the Advisor herein. Distributor and its suppliers will continue to own all of their respective right, title, and interest in and to the Principal Review System, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets and other related legal rights utilized in connection with the services provided to the Advisor or the Funds and their respective Intellectual Property Rights therein. The Advisor or the Funds, as appropriate, will own its respective right, title, and interest in and to any and all data, information, records, files, input materials, reports, and forms received, maintained, computed, stored, processed, created, or generated on or by the Principal Review System.

3.   COMPENSATION.

     A. As compensation for services rendered by PNC GIS during the term of this Agreement for or on behalf of Allegiant Advantage Fund, PNC GIS shall be entitled to the fees as set forth in Exhibit A.

     B. As compensation for services rendered by PNC GIS during the term of this Agreement for or on behalf of Allegiant Funds, PNC GIS shall be entitled to the fees as set forth in Exhibit B. Any amounts payable by Allegiant Funds hereunder shall be paid in accordance with the plan of distribution adopted by the Fund in accordance with Rule 12b-1 of the Investment Company Act of 1940, as amended ("12b-1 Plan"). If a Portfolio's 12b-1 Plan is terminated or there are otherwise insufficient assets to pay for the services performed by PNC GIS for or on behalf of Allegiant Funds pursuant to the terms of this Agreement, Advisor shall be responsible for payment of such fees.

     C. As compensation for the license granted by Distributor to the Advisor during the term of this Agreement, Distributor shall be entitled to be paid an annual fee $25,000 ("License Fee"), prorated and payable monthly, for up to twenty-five (25) seat licenses granted by Distributor to third parties affiliated or otherwise associated with the Advisor. For each seat license granted by Distributor to the Advisor (or third parties affiliated with the Advisor) in excess of twenty-five (25), Distributor shall receive an additional $50. In addition, Distributor will reimbursed for any out-of-pocket expenses incurred on the Advisor's or the Funds' behalf, including but not limited to, postage, telephone, telex, and overnight express charges.

          Any amounts payable to Distributor hereunder shall be paid in accordance with any plan of distribution adopted by the Funds in accordance with Rule 12b-1 of


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          the Investment Company Act of 1940, as amended ("12b-1 Plan"). If a
          Fund has no 12b-1 Plan, the 12b-1 Plan is terminated, or there are otherwise insufficient assets in the 12b-1 Plan to pay for the License Fee and out-of-pocket expenses outlined in this Section 3, the Advisor shall be responsible for payment of such fees and expenses.

4.   CONFIDENTIALITY

     A. "Confidential Information" means all information provided by either party (the "Originating Party") and any of its affiliates to the other party (the "Receiving Party") in connection with this Agreement. Confidential Information shall include, without limitation: (i) list(s) of customer names and addresses and other customer-related information, regardless of whether the Originating Party's relationship with the customer ceases, including any nonpublic personal information as defined by federal law, including, but not limited to, the Gramm-Leach-Bliley Act, as it may be amended, any regulations promulgated thereunder and any other customer information protected by applicable state law; (ii) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PNC their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (iii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PNC a competitive advantage over its competitors; (iv) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (v) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (i) is already known to the receiving party at the time it is obtained; (ii) is or becomes publicly known or available through no wrongful act of the receiving party; (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (iv) is released by the protected party to a third party without restriction; (v) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (vii) has been or is independently developed or obtained by the receiving party.

     B. All Confidential Information shall be held in the strictest confidence and will not be disclosed by either party or its representatives, except as specifically permitted by the terms hereof. Each party and its respective representatives will use the


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

          Confidential Information solely for the purposes of performing under and in compliance with the terms of this Agreement, will not use the Confidential Information for any other purpose, and will not disclose or communicate the Confidential Information, directly or indirectly, to any third party except as necessary to carry out the purpose of this Agreement. Each party further agrees that the Confidential Information will be disclosed only to such of its representatives who need to examine the Confidential Information for the purposes described above. Before being provided with any Confidential Information, each such representative shall be informed of the confidential nature of the Confidential Information and shall be directed to treat the Confidential Information confidentially. Each party shall in any event be responsible for any breach of this Agreement by any representative.

     C. Each party shall take all steps reasonably necessary to keep confidential the Confidential Information and shall take all steps reasonably necessary to assure observation of this Agreement by its representatives. All Confidential Information shall remain the exclusive property of the Originating Party or its affiliates, as applicable. Upon request by the Originating Party, the Receiving Party shall promptly surrender to the Originating Party any of the Confidential Information in the Receiving Party's possession, and shall surrender all Confidential Information to the Originating Party promptly and without request upon the termination of this Agreement. The Receiving Party will not retain any copies of the Confidential Information.

     D. In the event that a Receiving Party or any of its representatives is requested or required (by oral question, interrogatories, requests for information or documents, subpoenas, civil investigation or similar process) to disclose any of the Confidential Information, such Receiving Party will provide the Originating Party and its affiliates with prompt notice of such requests so that the Originating Party or its affiliates, as applicable, may seek an appropriate protective order, or if appropriate, waive compliance with the provisions of this Agreement. The Receiving Party will use its best efforts to obtain or assist the Originating Party and its affiliates in obtaining such a protective order.

     E. Each of the parties agree that any breach or threatened breach of the provisions of this Section 3 shall cause immediate and irreparable injury to the other party for which there exists no adequate remedy at law. Accordingly, the parties hereby grant each other the right to appear at any time in any court of law and to obtain an order enjoining and/or restraining the Receiving Party from using and/or disclosing such Confidential Information except as such disclosure is permitted in this Agreement. The parties shall be bound by all provisions of such protective order and/or any determination of a court of competent jurisdiction.

     F. The provisions of this Section 3 shall survive termination of this Agreement.


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

5.   INDEMNIFICATION.

     A. Each Fund, on behalf of its Portfolios, and the Advisor, severally, agrees to indemnify, defend and hold harmless PNC and its affiliates, including its respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from (i) any action or omission to act which PNC takes in connection with the provision of services to the relevant Fund; (2) breach of the terms of this Agreement; or (iii) the use of Principal Review system by the Advisor and its affiliates, including their respective officers, directors, agents and employees. , provided that the Fund shall not be obligated to indemnify any such person against any liability (or any expenses incident to such liability) caused by PNC or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of its activities under this Agreement Neither the Funds nor the Advisor shall be obligated to indemnify any such person against any liability (or any expenses incident to such liability) caused by PNC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of its activities under this Agreement. Any amounts payable by a Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund. The provisions of this Section 5 shall survive termination of this Agreement.

6.   DURATION AND TERMINATION.

     A. This Agreement shall be effective on the date first above written. Either party may terminate this Agreement on ninety (90) days' written notice to the other parties.

     B. If a party hereto fails in any material respect to perform its duties and obligations hereunder (a "Defaulting Party"), the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. Termination of this Agreement by the Non-Defaulting Party shall not constitute a waiver of any other rights or remedies with respect to obligations of the parties prior to such termination or rights of PNC GIS to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

7. NOTICES. Notices shall be addressed (a) if to PNC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to a Fund or the Advisor, at 200 Public Square, 5th Floor, Cleveland Ohio 44114, Attention Kathleen T. Barr, with a copy to

     Audrey C. Talley, Esquire, Drinker Biddle & Reath, LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

8. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

9. ASSIGNMENT. PNC may assign its rights hereunder to any majority-owned direct or indirect subsidiary of PNC or of The PNC Financial Services Group, Inc., provided that (i) PNC gives the Fund and Advisor 30 days' prior written notice of such assignment, (ii) the assignee or delegate agrees to comply with the relevant provisions of the 1940 Act, and (iii) PNC and such assignee or delegate promptly provides such information as the Funds or Advisor may reasonably request and respond to such questions as the Funds or Advisor may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate).

10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

12.  MISCELLANEOUS.

     A. Except as expressly provided in this Agreement, PNC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PNC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

     B. This Agreement embodies the entire agreement and understanding between the parties relating to the services described herein and supersedes all prior agreements and understandings relating to the services hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and fees.

     C. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     D. Notwithstanding any provision hereof, the services of PNC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund or any other person.

     E. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     F. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     G. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     H. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     I. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PNC's affiliates are financial institutions, and PNC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PNC may also ask (and may have already asked) for additional identifying information, and PNC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

13. SARBANES-OXLEY CERTIFICATIONS. PNC acknowledges that it may from time to time provide certain information that is necessary to complete a report or other filing that is required to be certified by certain of the Fund's officers pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Act") and rules and regulations promulgated from time to time thereunder (each such report or other filing, a "Certified Report"). PNC agrees that any information PNC provides that is necessary to complete a Certified Report, to its best knowledge, will be true and complete when given. PNC further agrees that any written representation or certification it provides to the Fund and/or the officers of the Fund in support of a certification by them to the SEC pursuant to the Act and/or any rules and regulations issued from time to time thereunder, to its best knowledge, will be true and correct and complete when given. This covenant shall survive termination of this Agreement.

14. BUSINESS TRUST. The names "Allegiant Funds" and "Allegiant Advantage Fund" and of any investment portfolio thereof, and any reference to the "Trustees" of Allegiant Funds and Allegiant Advantage Fund, refer respectively to the Trusts created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declarations of Trust which are hereby referred to and copies of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal offices of the Trusts. The obligations of Allegiant Funds and Allegiant Advantage Fund entered into in its name, or on behalf of any of its investment portfolios, or on behalf thereof by any of its Trustees, representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the respective Trust personally, but bind only the relevant Trust's property, and all persons dealing with any class of shares of a Trust must look solely to that Trust property belonging to such class for the enforcement of any claims against that Trust.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.

PNC GLOBAL INVESTMENT SERVICING         ALLEGIANT ASSET MANAGEMENT COMPANY
(U.S.) INC.


By:   /s/ John R. Marchand              By:     /s/ Kathleen T. Barr
   ----------------------------------      -------------------------------------
Name:  John R. Marchand                 Name:    Kathleen T. Barr
     --------------------------------        -----------------------------------
Title:  Vice President, Marketing       Title:   Chief Administrative Officer
      -------------------------------         ----------------------------------

ALLEGIANT FUNDS                         ALLEGIANT ADVANTAGE FUND


By:    /s/ John Kernan                  By:     /s/ John Kernan
   ----------------------------------      -------------------------------------
Name:   John Kernan                     Name:    John Kernan
     --------------------------------        -----------------------------------
Title:  Treasurer                       Title:   Treasuer
      -------------------------------         ----------------------------------

PFPC DISTRIBUTORS, INC.


By:    /s/ Bruno DiStefano
   ----------------------------------
Name:   Bruno DiStefano
     --------------------------------
Title:  Vice President
      -------------------------------

                                    EXHIBIT A
                            ALLEGIANT ADVANTAGE FUND
                       FEES FOR MARKETING SUPPORT SERVICES

THIS EXHIBIT A, dated as of March 1, 2009 is Exhibit A to that certain Marketing Support Services Agreement dated as of January 1, 2009 among PNC Global Investment Servicing (U.S.) Inc. ("PNC GIS"), PFPC Distributors, Inc., Allegiant Asset Management Company ("Advisor"), Allegiant Funds and Allegiant Advantage Fund. Between January 1, 2009 and March 1, 2009, the fees paid by the Allegiant Advantage Fund and/or the Advisor relating to the marketing support services provided by PNC GIS were governed by the terms of the fee letter agreement effective September 1, 2006 to which Allegiant Advantage Fund and PNC GIS were parties. This letter supersedes all previous agreements between the parties with respect to the fees set forth herein relating to marketing support services provided by PNC GIS to Allegiant Advantage Fund.

A.   ASSET BASED FEES:

     The following annual fee will be calculated based upon Allegiant Advantage's average aggregate net assets and paid monthly:

     .0005% of average net assets.

     MONTHLY MINIMUM FEE: The minimum monthly fee will be $959, excluding and out-of-pocket expenses.

     MONTHLY MAXIMUM FEE: The maximum monthly fee for the Allegiant Advantage Fund will not exceed $1,244, excluding out-of-pocket expenses.


B.   MARKETING AND PRODUCT DISTRIBUTION OUT-OF-POCKET AND MISCELLANEOUS
     EXPENSES:

PNC GIS shall be entitled to reimbursement for travel for training, travel expenses for monthly on-site meetings, retaining and procuring consultants and in-depth research at the Fund or Advisor's request, registration, attendance and related expenses (i.e., board meetings and other events as approved by the Fund or Advisor), duplicating services, courier services, travel and expenses as approved by the Fund or Advisor, publications and purchase of selected research reports outside current inventory (i.e., Morningstar Research) and as approved by the Fund or Advisor, other miscellaneous expenses reasonably incurred by PNC GIS in performing its services under the Agreement.

C.   MISCELLANEOUS:

     After the one year anniversary of the effective date of this letter, PNC GIS may adjust the fees described in the above sections once per calendar year, as agreed to in writing by both parties in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-

84=100), published by the U.S. Department of Labor since the last such adjustment in the Funds' monthly fees (or the effective date of this letter absent a prior such adjustment).

     Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PNC.

                                    EXHIBIT B
                                 ALLEGIANT FUNDS
                       FEES FOR MARKETING SUPPORT SERVICES

THIS EXHIBIT B, dated as of March 1, 2009 is Exhibit B to that certain Marketing Support Services Agreement dated as of January 1, 2009 among PNC Global Investment Servicing (U.S.) Inc. ("PNC GIS"), PFPC Distributors, Inc., Allegiant Asset Management Company ("Advisor"), Allegiant Funds and Allegiant Advantage Fund. Between January 1, 2009 and March 1, 2009, the fees paid by Allegiant Funds and/or the Advisor relating to the marketing support services provided by PNC GIS to Allegiant Funds were governed by the terms of the fee letter agreement effective September 1, 2006 to which the Allegiant Funds and PNC GIS were parties. This letter supersedes all previous agreements between the parties with respect to the fees set forth herein relating to marketing support services provided by PNC GIS to Allegiant Funds.

A.   ASSET BASED FEES:

     The following annual fee will be calculated based upon Allegiant Fund's average aggregate net assets and paid monthly:

     .0017% of Allegiant's first $17 billion of average aggregate net assets;
     and

     .0015% of Allegiant's average aggregate net assets in excess of $17 billion.

     MONTHLY MINIMUM FEE: The minimum monthly fee will be $12,458, excluding and out-of-pocket expenses.

     MONTHLY MAXIMUM FEE: The maximum monthly fee for the Allegiant Funds will not exceed $16,156, excluding out-of-pocket expenses.

B.   MARKETING AND PRODUCT DISTRIBUTION OUT-OF-POCKET AND MISCELLANEOUS
     EXPENSES:

     PNC GIS shall be entitled to reimbursement for travel for training, travel expenses for monthly on-site meetings, retaining and procuring consultants and in-depth research at the Fund or Advisor's request, registration, attendance and related expenses (i.e., board meetings and other events as approved by the Fund or Advisor), duplicating services, courier services, travel and expenses as approved by the Fund or Advisor, publications and purchase of selected research reports outside current inventory (i.e., Morningstar Research) and as approved by the Fund or Advisor, other miscellaneous expenses reasonably incurred by PNC GIS in performing its services under the Agreement.

C.   MISCELLANEOUS:

     After the one year anniversary of the effective date of this letter, PNC GIS may adjust the fees described in the above sections once per calendar year, as agreed to in writing by both parties in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-

84=100), published by the U.S. Department of Labor since the last such adjustment in the Funds' monthly fees (or the effective date of this letter absent a prior such adjustment).

     Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PNC GIS.